Exhibit 10.3

SECOND AMENDMENT TO TERM LOAN AGREEMENT AND CONSENT

THIS SECOND AMENDMENT TO TERM LOAN AGREEMENT AND CONSENT (this “Amendment”) is effective as of August 16, 2011 (the “Effective Date”), by and among HARTE-HANKS, INC., a Delaware corporation (“Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders under the Loan Agreement (hereinafter defined) and Lenders (as defined in the Loan Agreement) party hereto.

W I T N E S S E T H

A. The Borrower has entered into that certain Term Loan Agreement dated as of March 7, 2008, with each Lender party thereto and Administrative Agent (as amended by that certain First Amendment to Term Loan Agreement dated as of August 12, 2010, the “Loan Agreement”). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Loan Agreement; all Section references are to Sections in the Loan Agreement; and all Paragraph references are to Paragraphs in this Amendment.

B. Concurrently herewith, the Borrower is entering into a term loan facility in the principal amount of up to $125,000,000. The effectiveness of the term loan agreement to be entered into in connection with such facility is conditioned upon the guaranty of the obligations thereunder by the Material Subsidiaries (as defined below) (the “2011 Term Loan Guarantees”).

C. The entering into by the Material Subsidiaries of the 2011 Term Loan Guarantees is prohibited by the terms of the Loan Agreement and the Borrower has requested that the Lenders consent thereto and to the Guarantee by the Material Subsidiaries of the obligations under the Revolver Facility (the “Revolver Facility Guarantees”).

D. The Administrative Agent and the Required Lenders are willing to consent to the 2011 Term Loan Guarantees and the Revolver Facility Guarantees (the “Requested Consent”) and to amend the Loan Agreement to permit the 2011 Term Loan Agreement Guarantees and the Revolver Facility Guarantees, in each case subject to and upon on the terms and conditions set forth herein, including, without limitation, the condition that the Material Subsidiaries guaranty the Obligations under (and as defined in) the Term Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

CONSENT

With respect to the Requested Consent, the Lenders party hereto hereby consent to the guarantees provided by the Subsidiary Guarantors of the Borrower’s obligations under the 2011 Term Loan Agreement and the Revolver Facility upon and subject to the terms and conditions set forth herein, including without limitation, the Loan Agreement being amended as set forth in Article 2 hereof and delivery by the Guarantors of the Subsidiary Guaranty.

ARTICLE 2.

AMENDMENTS TO LOAN AGREEMENT.

2.1 Amendment Provisions.

(a) Section 1.01 is hereby amended as follows:

(i) The following definitions are added in the correct alphabetical order within Section 1.01:

““2011 Term Loan Agreement” means that certain Term Loan Agreement dated as of August 16, 2011, among the Borrower, Bank of America, N.A., as administrative agent thereunder, and the lenders party thereto.”

““Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.”

““Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement, but only for so long as such Person remains a Lender hereunder or an Affiliate of a Lender hereunder.”

““Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.”

““Guaranteed Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.”

““Guaranteed Hedge Agreement” means any Hedging Agreement permitted under Article VI of this Agreement that is entered into by and between the Borrower and any Hedge Bank.”

““Guaranteed Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Article VIII.”

““Hedge Bank” means any Person that, at the time it enters into a Hedging Agreement not prohibited hereunder, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Hedging Agreement or, with respect to a Hedging Agreement permitted hereunder and entered into prior to August 16, 2011, any Person that is a Lender or an Affiliate of a Lender on August 16, 2011, in its capacity as a party to such Hedging Agreement (so long as such Lender or Affiliate has provided notice of such Hedging Agreement to the Administrative Agent on or prior to August 16, 2011); provided, that a Person shall remain a Hedge Bank hereunder only for so long as such Person remains a Lender hereunder or an Affiliate of a Lender hereunder.”

““Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.”

““Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, or arising under any Guaranteed Hedge Agreement or any Guaranteed Cash Management Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.”

““Permitted Liens” has the meaning specified in Section 6.01.”

““Subsidiary Guarantors” means, collectively, each Material Subsidiary.”

““Subsidiary Guaranty” means that certain Unlimited Guaranty, dated as of the date hereof, by the Subsidiary Guarantors in favor of the Administrative Agent, for the benefit of the Guaranteed Parties, as the same may be supplemented from time to time by the joinder thereto of additional Subsidiary Guarantors.”

(ii) The definition of “Change in Law” is hereby amended by replacing the period at the end of such definition with a semi-colon and adding the following proviso to the end of such definition:

“; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.”

(iii) The definition of “Loan Documents” is hereby deleted in its entirety and replaced with the following:

““Loan Documents” means this Agreement, the Subsidiary Guaranty and the other documents, instruments and certificates delivered pursuant to or in connection with this Agreement.”

(iv) The definition of “Material Adverse Effect” is hereby amended by deleting clause (b) thereof and substituting therefore a new clause (b) to read as:

“(b) the ability of (x) the Borrower or (y) taken as a whole, the Loan Parties, to perform any of their respective obligations under any Loan Documents to which it is a party”.

(v) The definition of “Material Subsidiary” is hereby deleted in its entirety and replaced with the following:

““Material Subsidiary” means any direct or indirect Domestic Subsidiary of the Borrower (a) that (i) has total assets (including equity interests in other Subsidiaries) equal to or greater than 5% of consolidated total assets of the Borrower and its Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)), (ii) has revenues equal to or greater than 5% of the consolidated total revenues of the Borrower and its Subsidiaries (calculated for the most recent rolling four (4) quarter period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)), or (iii) has EBITDA (as determined individually for such Subsidiary based on the definition of EBITDA) equal to or greater than 5% of EBITDA of the Borrower and its Domestic Subsidiaries (as determined for the Borrower and its direct and indirect Domestic Subsidiaries based on the definition of EBITDA and calculated for the most recent rolling four (4) quarter period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)); or (b) that Guarantees any Indebtedness under the 2011 Term Loan Facility, the Revolver Facility or any other Indebtedness of the Borrower or any other Loan Party; and in each case which is designated by the Borrower as a Material Subsidiary by written notice to the Administrative Agent in accordance with Section 5.08; provided that, in all events the Material Subsidiaries together with the Borrower shall have (x) total assets equal to or greater than 90% of consolidated total assets of the Borrower and its Domestic Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)), and (y) revenues equal to or greater than 90% of the consolidated total revenues of the Borrower and its Domestic Subsidiaries (calculated for the most recent rolling four (4) quarter period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)), and (z) EBITDA (as determined for the Borrower and such Material Subsidiaries based on the definition of EBITDA) equal to or greater than 90% of EBITDA of the Borrower and its Domestic Subsidiaries (as determined for the Borrower and its direct and indirect Domestic Subsidiaries based on the definition of EBITDA and calculated for the most recent rolling four (4) quarter period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)). As of August 16, 2011, the Subsidiaries designated by the Borrower as Material Subsidiaries are those set forth on Schedule VI.”

(vi) The definition of “Transactions” is hereby deleted in its entirety and replaced with the following:

““Transactions” means the execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party, the borrowing of Loans, and the use of the proceeds thereof.”

(b) Section 3.02 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Authorization; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate action and, if required, by all necessary shareholder action. This Agreement has been, and each other Loan Document when delivered hereunder, will have been, duly executed and delivered by the Loan Party that is a party thereto. The Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).”

(c) Article III of the Loan Agreement is hereby amended by adding the following new Section 3.16 thereto:

“SECTION 3.16. Material Subsidiaries. The Material Subsidiaries, together with the Borrower, have (x) total assets equal to or greater than 90% of consolidated total assets of the Borrower and its Domestic Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)), (y) revenues equal to or greater than 90% of the consolidated total revenues of the Borrower and its Domestic Subsidiaries (calculated for the most recent rolling four (4) quarter period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)), and (z) EBITDA (as determined for the Borrower and such Material Subsidiaries based on the definition of EBITDA) equal to or greater than 90% of EBITDA of the Borrower and its Domestic Subsidiaries (as determined for the Borrower and its direct and indirect Domestic Subsidiaries based on the definition EBITDA and calculated for the most recent rolling four (4) quarter period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)). No Domestic Subsidiary which is not a Subsidiary Guarantor (i) has total assets (including equity interests in other Subsidiaries) equal to or greater than 5% of consolidated total assets of the Borrower and its Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)); (ii) has revenues equal to or greater than 5% of the consolidated total revenues of the Borrower and its Subsidiaries (calculated for the most recent rolling four (4) quarter period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)); or (iii) has EBITDA (as determined individually for such Subsidiary based on the definition of EBITDA) equal to or greater than 5% of EBITDA of the Borrower and its Domestic Subsidiaries (as determined for the Borrower and its direct and indirect Domestic Subsidiaries based on the definition of EBITDA and calculated for the most recent rolling four (4) quarter period for which financial statements are required to be delivered pursuant to Section 5.01(a) and (b)). No Subsidiary that is not a Subsidiary Guarantor has guaranteed any Indebtedness under the 2011 Term Loan Agreement, the Revolver Facility or any other Indebtedness of the Borrower or any other Loan Party.”

(d) Section 5.01(c) of the Loan Agreement is hereby amended by inserting the reference “Section 5.08” immediately prior to the reference “Section 6.06” in clause (ii) thereof.

(e) Article V of the Loan Agreement is hereby amended by adding the following new Section 5.08 thereto:

“SECTION 5.08. Additional Guarantors.

(a) Promptly (and in any event with each Compliance Certificate required to be delivered pursuant to Section 5.01(c)) designate as a Material Subsidiary (to the extent not then so designated) (i) each Domestic Subsidiary satisfying the requirements set forth in clause (a) or (b) of the definition of “Material Subsidiary” (to the extent not then so designated), including, without limitation, promptly upon any Person becoming a Material Subsidiary as a result of a stock acquisition, and (ii) one or more Domestic Subsidiaries to the extent necessary to cause clauses (x), (y) and (z) of the proviso in the definition of “Material Subsidiary” to be satisfied.

(b) Notify the Administrative Agent at the time that any Person is designated as or becomes a Material Subsidiary in accordance with clause (a) above or otherwise, and promptly thereafter (and in any event within thirty (30) days (or such longer period approved by the Administrative Agent in its sole discretion)), cause such Person to (i) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a counterpart of the Subsidiary Guaranty, a joinder to the Subsidiary Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Section 4.01(c) and, if requested by the Administrative Agent, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this Section 5.08, due authorization, corporate power and no conflicts), and such other information and documentation as the Administrative Agent shall reasonably request, all in form, content and scope reasonably satisfactory to the Administrative Agent. Subject to the limitations set forth in clause (a) above, the Borrower shall be permitted at any time to redesignate any Subsidiary previously designated a Material Subsidiary as a Subsidiary that is not a Material Subsidiary with the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed, upon providing written notice of such redesignation to the Administrative Agent, which notice shall certify that the representations and covenants herein regarding Material Subsidiaries shall continue to be satisfied after such re-designation and which shall contain supporting calculations acceptable to the Administrative Agent regarding the remaining Material Subsidiaries after taking into account the re-designation. If Borrower so redesignates any Subsidiary, such Subsidiary shall be released from all obligations under the Subsidiary Guaranty and any liens granted by such Subsidiary to secure the Obligations shall be discharged.”

(f) Section 6.01 of the Loan Agreement is hereby amended by (A) inserting before the colon at the end of the first sentence thereof, the phrase “(the Liens set forth in clauses (a)-(h) are referred to herein as “Permitted Liens”)”‘ and (B) adding the following as the last paragraph thereof:

“Notwithstanding the foregoing, in the event that any Loan Party intends to grant a security interest (other than a Permitted Lien) in any of its assets to the holders of Indebtedness under the 2011 Term Loan Agreement or the Revolver Facility or the holders of any other Indebtedness of any of the Loan Parties (the “Proposed Liens”), the Borrower shall provide the Administrative Agent with written notice thereof, and so long as simultaneously with the granting of such Proposed Liens, each of the Loan Parties grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a pari passu security interest in the assets covered by the Proposed Liens (and with the same priority), then such Proposed Liens will not be a breach of this Section

6.01, so long as (i) the Administrative Agent and the Loan Parties have entered into satisfactory collateral documentation evidencing and perfecting such security interest in favor of the Administrative Agent, and (ii) the Administrative Agent and such holders of the Indebtedness under the 2011 Term Loan Agreement, the Revolver Facility or such other Indebtedness of any of the Loan Parties, as applicable, have entered into satisfactory intercreditor arrangements with respect to all such security interests (to the extent required by the Administrative Agent).”

(g) Section 6.02(a) of the Loan Agreement is hereby amended by adding the proviso “; provided, that if the transferor is a Material Subsidiary, the transferee must be the Borrower or a Material Subsidiary” to the end of clause (iv) thereof.

(h) Section 6.05 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Subsidiary Indebtedness. The Borrower will not permit the aggregate principal amount of Indebtedness of its Subsidiaries (excluding any Indebtedness of a Subsidiary owed to the Borrower or another Subsidiary, but including any Guarantee by a Subsidiary of Indebtedness of the Borrower other than Guarantees provided by the Subsidiary Guarantors under the Subsidiary Guaranty and pursuant to the 2011 Term Loan Agreement and the Revolver Facility (as in effect as of the date hereof)) at any time to exceed $20,000,000.”

(i) Article VI of the Loan Agreement is hereby amended by adding the following new Section 6.07 thereto:

“SECTION 6.07. Foreign Operations. Foreign Subsidiaries of the Borrower, whether direct or indirect, shall not at any time account for more than 20% of (i) EBITDA, (ii) the aggregate consolidated revenue of the Borrower and its Subsidiaries, or (iii) the aggregate value of the assets of the Borrower and its Subsidiaries.

(j) Article VII of the Loan Agreement is hereby amended by:

(A) revising clause (d) thereof to read as follows:

“(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower’s existence) or 5.08 or in Article VI;”

(B) inserting the phrase “, the 2011 Term Loan Facility” immediately after the phrase “the Revolver Facility” in clause (f) thereof; and

(C) inserting the phrase “, the 2011 Term Loan Facility” immediately after each instance of the phrase “the Revolver Facility” in clause (g) thereof.

(k) Article VIII is hereby amended by adding the following three (3) paragraphs to the end of such Article:

“The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion: (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the payment in full of all

Obligations (other than (x) contingent indemnification obligations, (y) Obligations under any Guaranteed Cash Management Agreement as to which arrangements satisfactory to the applicable Cash Management Bank have been made, and (z) Obligations under any Guaranteed Hedge Agreement as to which arrangements satisfactory to the applicable Hedge Bank have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.02(b), if approved, authorized or ratified in writing by the Required Lenders; (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Liens on such property that are contractual rights of setoff relating to purchase orders and other agreements entered into with customers of such Person in the ordinary course of its business; and (c) to release any Subsidiary Guarantor upon (i) the disposition of such Subsidiary Guarantor in a transaction permitted hereunder that causes such Subsidiary Guarantor to cease to be a Subsidiary, (ii) the payment in full of all Obligations (other than (x) contingent indemnification obligations, (y) Obligations under any Guaranteed Cash Management Agreement as to which arrangements satisfactory to the applicable Cash Management Bank have been made, and (z) Obligations under any Guaranteed Hedge Agreement as to which arrangements satisfactory to the applicable Hedge Bank have been made), or (iii) the redesignation of such Subsidiary as a non-Material Subsidiary in accordance with the terms of Section 5.08. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor or release or subordinate its interest in particular types or items of property in accordance with the terms of this Article VIII.

Except as provided in the immediately above paragraph, any release of Subsidiary Guarantors will require the consent of the Required Lenders (including, without limitation, any amendment of Sections 3.16 or 5.08 or the definition of “Material Subsidiary”) except that any release of all or substantially all of the value of the Subsidiary Guaranty (other than as provided in the immediately above paragraph) will require the written consent of each Lender.

No Cash Management Bank or Hedge Bank who obtains the benefit of the provisions of this Agreement, or the Subsidiary Guaranty by virtue of the provisions hereof or of the Subsidiary Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Without limitation of the foregoing, each such Cash Management Bank or Hedge Bank acknowledges that (i) the exercise of rights and remedies under the Subsidiary Guaranty shall be taken solely by the Administrative Agent for the benefit of the Guaranteed Parties; and (ii) such Cash Management Bank or Hedge Bank, as the case may be, does not have the right to independently pursue rights or remedies under the Subsidiary Guaranty. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements only if the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.”

(l) The Loan Agreement is amended by adding “SCHEDULE VI – Material Subsidiaries” thereto, which such Schedule is attached hereto as Annex 1.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Administrative Agent and Lenders to execute and deliver this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders (with the knowledge and intent that the Administrative Agent and such Lenders are relying upon the same in entering into this Amendment) the following: (a) the representations and warranties in the Loan Agreement and in all other Loan Documents are true and correct on the date hereof in all material respects, as though made on the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate as of such earlier date); (b) no Default or Event of Default exists under the Loan Documents or will exist after giving effect to the transactions contemplated by this Amendment; (c) such Loan Party has the right and power, and has taken all necessary action to authorize it to execute, deliver, and perform this Amendment and the Subsidiary Guaranty, each in accordance with its terms, and to consummate the transaction contemplated hereby and thereby; (d) this Amendment and the Subsidiary Guaranty have been duly executed and delivered by the duly authorized officers of such Loan Party, and constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (e) the execution and delivery of this Amendment and the Subsidiary Guaranty and the transactions contemplated hereby and thereby do not (i) conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which such Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Loan Party so as to materially adversely affect the assets, business or any activity of such Loan Party, (ii) conflict with any provision of any agreement or other instrument binding upon such Loan Party, and (iii) require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

ARTICLE 4.

MISCELLANEOUS.

4.1 Effectiveness of this Amendment. This Amendment shall become effective, as of the Effective Date, upon the satisfaction of each of the following conditions:

(a) the receipt by the Administrative Agent of (i) counterparts of this Amendment, duly executed by the Borrower, the Subsidiary Guarantors and the Required Lenders, and (ii) counterparts of the Subsidiary Guaranty, duly executed by each Subsidiary Guarantor;

(b) the receipt by the Administrative Agent of such certificates of resolutions or other action, incumbency certificates and/or other certificates of authorized officers of each of the Loan Parties as the Administrative Agent may require evidencing the identity, authority and capacity of the officer or officers of the Loan Parties executing this Amendment or any of the other Loan Documents delivered in connection herewith;

(c) the receipt by the Administrative Agent of such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Loan Parties is duly organized or formed, and that each of the Loan Parties is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified in any such other jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(d) the receipt by the Administrative Agent of a favorable opinion of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, which opinion shall cover (i) the existence, qualification, and power of each Subsidiary Guarantor, (ii) the due authorization, execution, and delivery of the Subsidiary Guaranty by the Subsidiary Guarantors, (iii) that the Subsidiary Guaranty is enforceable against the Subsidiary Guarantors, (iv) that no approvals or consents from third parties or Governmental Authorities (which have not been obtained) are required for the execution, delivery, and performance of the Subsidiary Guaranty by the Subsidiary Guarantors, and (v) that the execution, delivery, and performance of the Subsidiary Guaranty by the Subsidiary Guarantors does not conflict with their respective organizational documents, and be reasonably acceptable to the Administrative Agent.

(e) the receipt by the Administrative Agent of a certificate of an authorized officer of each of the Loan Parties either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(f) the receipt by the Administrative Agent of a duly completed Compliance Certificate signed the Chief Financial Officer of the Borrower, as of the last day of the fiscal quarter of the Borrower ended on June 30, 2011 (based upon the financial statements for the fiscal quarter ending June 30, 2011), after giving effect to the Indebtedness under the 2011 Term Loan Agreement, and any repayment of Indebtedness with the proceeds thereof, evidencing pro forma compliance with each of the financial covenants set forth in Section 6.06 of the Loan Agreement and with the covenant set forth in Section 5.08 of the Loan Agreement (assuming such covenant was in effect on June 30, 2011);

(g) the Administrative Agent shall have received an executed copy of the First Amendment to the Revolver Facility, which, among other things, shall include (i) a consent to the delivery of the Subsidiary Guaranty and the 2011 Term Loan Guarantees by the Material Subsidiaries and (ii) amendments to Sections 7.03 and 7.09 of the Revolver Facility which will permit this Amendment and the delivery by the Subsidiary Guarantors of the Subsidiary Guaranty;

(h) the Borrower shall have paid all fees and expenses of the Administrative Agent in connection with this Amendment or otherwise outstanding, including, without limitation, the reasonable fees and expenses of legal counsel to the Lender; and

(i) no Default or Event of Default shall have occurred and be continuing.

The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of this Amendment.

4.2 Effect on Loan Documents. The Loan Agreement and all related Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. On and after the Effective Date, all references to “Loan Agreement” or “Agreement” shall be to the Loan Agreement as herein amended. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of the Lenders under the Loan Agreement or any Loan Documents, nor constitute a waiver under the Loan Agreement or any other provision of the Loan Documents.

4.3 Reference to Miscellaneous Provisions. This Amendment and the other documents delivered pursuant to this Amendment are part of the Loan Documents referred to in the Loan Agreement, and the provisions relating to “this Agreement” or the “Loan Documents” as set forth in Article IX of the Loan Agreement are incorporated herein by reference the same as if set forth herein verbatim.

4.4 Costs and Expenses. The Borrower agrees to pay promptly the reasonable fees and expenses of counsel to the Administrative Agent for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment and the other Loan Documents delivered in connection herewith.

4.5 Counterparts. This Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes, and all of which shall constitute, collectively, one agreement; but, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that all parties execute the same counterpart so long as identical counterparts are executed by the Borrower, the Administrative Agent, and the Required Lenders.

4.6 Parties. This Amendment binds and inures to the Borrower, the Administrative Agent, and the Lenders and their respective successors and assigns.

4.7 Entirety. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts, effective as of the Effective Date.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES TO FOLLOW.

HARTE-HANKS, INC., as Borrower

By:	/s/ Douglas C. Shepard
	Name:	Douglas C. Shepard
	Title:	Executive Vice President & Chief Financial Officer

ACKNOWLEDGED AND AGREED:

Aberdeen Group, Inc., a Massachusetts corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Harte-Hanks Data Technologies, Inc., a Delaware corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Harte-Hanks Direct, Inc., a New York corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Harte-Hanks Direct Marketing/Jacksonville, LLC, a Delaware limited liability company

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Harte-Hanks Direct Marketing/Kansas City, LLC, a Delaware limited liability company

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Signature Page to Second Amendment to Term Loan Agreement and Consent

Harte-Hanks Flyer, Inc., a Delaware corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Harte-Hanks Response Management/Austin, Inc., a Delaware corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Harte-Hanks Response Management/Boston, Inc., a Massachusetts corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Harte-Hanks Shoppers, Inc., a California corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Harte-Hanks Stock Plan, Inc., a Delaware corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Harte-Hanks STS, Inc., a Delaware corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Signature Page to Second Amendment to Term Loan Agreement and Consent

HTS, Inc., a Connecticut corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Sales Support Services, Inc., a New Jersey corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Southern Comprint Co., a California corporation

By:	/s/ Federico Ortiz
	Name:	Federico Ortiz
	Title:	Vice President & Treasurer

Signature Page to Second Amendment to Term Loan Agreement and Consent

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and a Lender

By:	/s/ Nathan R. Rantala
	Name:	Nathan R. Rantala
	Title:	Director

Signature Page to Second Amendment to Term Loan Agreement and Consent

Bank of America, N.A., as a Lender

By:	/s/ Maria F. Maia
	Name:	Maria F. Maia
	Title:	Managing Director

U.S. Bank National Association, as a Lender

By:	/s/ Shawn M. Masterson
	Name:	Shawn M. Masterson
	Title:	Vice President

Signature Page to Second Amendment to Term Loan Agreement and Consent

Annex 1

SCHEDULE VI

MATERIAL SUBSIDIARIES

Aberdeen Group, Inc.

Harte-Hanks Data Technologies, Inc.

Harte-Hanks Direct, Inc.

Harte-Hanks Direct Marketing/Jacksonville, LLC

Harte-Hanks Direct Marketing/Kansas City, LLC

Harte-Hanks Flyer, Inc.

Harte-Hanks Response Management/Austin, Inc.

Harte-Hanks Response Management/Boston, Inc.

Harte-Hanks Shoppers, Inc.

Harte-Hanks Stock Plan, Inc.

Harte-Hanks STS, Inc.

HTS, Inc.

Sales Support Services, Inc.

Southern Comprint Co.

Annex 1 to Second Amendment to Term Loan Agreement and Consent